Exhibit 99.1
NEWS ANNOUNCEMENT

CONTACT:
Felicia Hendrix	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610-373-2400	212-835-8500 or penn@jcir.com

FOR IMMEDIATE RELEASE

Penn National Gaming Reports First Quarter Revenues of $1.56 Billion,
Net Income of $51.6 Million, Adjusted EBITDAR of $494.7 Million,
and Adjusted EBITDA of $434.6 Million

Retail Operations Benefitting from Strong Volumes and Meaningful Database Growth

Interactive Segment Continues to Deliver Disciplined Growth, Highlighted by the Successful Launch of the Barstool Sportsbook in Louisiana and theScore Bet in Ontario

Raising 2022 Full Year Revenue and Adjusted EBITDAR Guidance

Repurchased $175.1 Million of Common Stock Under Share Repurchase Authorization

WYOMISSING, PA (May 5, 2022) - Penn National Gaming, Inc. (Nasdaq: PENN) (“Penn” or the “Company”) today reported financial results for the three months ended March 31, 2022.

2022 First Quarter Financial Highlights:
•Revenues of $1.56 billion, an increase of 22.7% year-over-year;
•Net income of $51.6 and net income margin of 3.3%, as compared to net income of $90.9 million and net income margin of 7.1% in the prior year;
•Adjusted EBITDAR of $494.7 million, an increase of 10.7% year-over-year;
•Adjusted EBITDA of $434.6 million, an increase of 29.1% year-over-year; and
•Adjusted EBITDAR margins of 31.6%, a decline of 344bps year-over-year.

For further information, the Company has posted a presentation to its website regarding the first quarter highlights and accomplishments, which can be found here.
Jay Snowden, President and Chief Executive Officer, commented: “Penn National Gaming generated record first quarter results with revenues of $1.56 billion and Adjusted EBITDAR of $494.7 million. These results reflect our continued progress in meeting our strategic objectives. We are growing our active mychoice® database and are seeing early benefits from our technology investments. We are also driving momentum at our Interactive Segment with ongoing sports betting and iCasino growth in the U.S., and the successful launch of mobile sports betting and iCasino in Ontario on April 4th on theScore’s proprietary player account management system (“PAM”) and bonusing engine. Based on the strength of our first quarter performance and our outlook for the remainder of the year, we are increasing our prior 2022 revenue and Adjusted EBITDAR guidance range to $6.15 billion to $6.55 billion and $1.875 billion to $2.00 billion, respectively.

Strong Property Level Performance Across all Segments Supported by Active Database Growth
Property level highlights1:
•Revenues of $1.42 billion;
•Adjusted EBITDAR of $528.4 million;
•Adjusted EBITDAR margins of 37.1%;
•Older core demographics are re-engaging with increased visitation levels and spend per guest;
•Rational and stable marketing and promotional environment in most markets leading to lower company-wide reinvestment rates; and
•Q1 2022 demand trends continue in Q2 2022 to date.

“We remain encouraged by the ongoing visitation from younger demographics and are focused on continuing to reimagine our properties and offerings to enhance the entertainment appeal to this steadily growing segment of consumers,” said Mr. Snowden. “Our database grew across all worth segments by 14%, led by 28% year-over-year growth in our VIP segment and 11% in our core segments driven by our new online and retail sportsbook offerings and our recently opened Hollywood Casino York and Morgantown casinos in Pennsylvania. We are also starting to see the early benefits of our investment in our cashless, cardless and contactless technology (the “3C’s”), which powers our mywallet experience. This technology is now live at nine properties in three states and has increased the value of the guest in terms of visitation frequency and time on device. We plan to introduce the 3C’s in an additional 14 properties in eight states over the next two quarters pending regulatory approval.”

Disciplined Growth for our Interactive Segment
Interactive Segment highlights:
•Revenues of $141.5 million;
•Adjusted EBITDA loss of $10.0 million; and
•Successful launch of the Barstool Sportsbook mobile app in Louisiana on January 28, and theScore Bet mobile app in Ontario on April 4, 2022.

“The Interactive Segment generated meaningful growth year over year and our profitability objectives are unchanged. Our launches in Louisiana and Ontario have demonstrated the value of both our omni-channel strategy and our investment in new technology. In Louisiana, we benefited from both our best-in-class regional casinos and grass-roots marketing by Barstool Sports personalities. In Ontario, we successfully launched theScore Bet mobile app on April 4th to impressive demand. Additionally, theScore Bet launched on theScore’s cutting edge PAM and bonus engine, which allows us to provide highly-customized features and seamless integration into theScore media app. Although early, we have been very encouraged by the results. In Q3 2022, we expect to transition theScore Bet in Ontario to theScore’s proprietary risk and trading platform, which will allow us to significantly bolster the product’s features and capabilities, including expanded betting markets and exclusive bet features. We also remain on track to transition the Barstool Sportsbook to theScore’s PAM and trading platform in Q3 2023, which will provide meaningful cost and revenue synergy opportunities.”

Media Business Provides Solid Platform for Additional Monetization Opportunities

Mr. Snowden continued, “Our media business is building momentum, as theScore grew revenue 42.0% year over year in Q1 2022 and continues to garner high levels of engagement. Barstool Sports Inc. has also continued to expand its audience and reach while pursuing new growth opportunities. On March 18th, the second stand-alone Barstool sports bar opened in Philadelphia to high demand. In addition, on May 7th, Barstool will broadcast an alternative commentary to the Canelo v. Bivol boxing match on DAZN, representing another extension of the Barstool brand into live sporting events. Looking forward, we believe there is upside for the media business as we begin to realize the benefits of cross promotion with Barstool Sports and additional monetization opportunities.”
1 Property level consists of retail operating segments which are composed of the operating results of our Northeast, South, West, and Midwest reportable segments.

ESG – Continuing to Care for our People, our Communities and our Planet

On April 26th, the Company released its 2021 Corporate Social Responsibility Report, providing insights into Penn National Gaming’s longstanding commitment to Care for our People, our Communities and the Planet. Highlights include the launch of a $4 million STEM Scholarship Fund and internship program at historically black colleges and universities in states in which Penn operates. Penn also contributed more than $7 million to help fund COVID-19 and hurricane relief efforts, in addition to supporting worthwhile charities and civic organizations in the communities in which it operates — a two-fold increase over 2019.

More recently, on March 23rd, Penn executives hosted Louisiana Governor John Bel Edwards and other dignitaries at the annual Metanoia Gala at L’Auberge Casino & Hotel in Baton Rouge to raise funds to support adolescent victims of human trafficking. Penn also held several events in appreciation of Woman’s History month, including a “Women Behind theScore Bet” virtual panel to recognize the critical role our female team members played in the development of theScore Bet app.

Share Repurchase Authorization Update
During the three months ended March 31, 2022, the Company repurchased 3,802,408 shares of its common stock in open market transactions for $175.1 million at an average price of $46.04 per share. There is $574.9 million remaining under our $750.0 million authorization.
Liquidity Remains Strong
Total liquidity as of March 31, 2022 was $2.48 billion inclusive of $1.81 billion in cash and cash equivalents. Total net debt as of the end of the quarter was $923.5 million, an increase of $37.3 million from December 31, 2021 due to a lower cash balance as we executed on our share repurchase program. Lease-adjusted net leverage as of March 31, 2022 was 4.04x compared to 4.10x as of December 31, 2021.

On May 3, 2022, the Company entered into a Second Amended and Restated Credit Agreement with its various lenders (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement provides for a $1.0 billion revolving credit facility, undrawn at close, (the “Revolving Credit Facility”), a five-year $550.0 million term loan A facility (the “Term Loan A”) and a seven-year $1.0 billion term loan B facility (the “Term Loan B”) facilities (together, the “Credit Facilities”). The proceeds from the Credit Facilities were used to repay the existing term loan A facility and term loan B-1 facility balances.

Additional information on Penn’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. The Company does not provide a reconciliation of projected Adjusted EBITDA and Adjusted EBITDAR because it is unable to predict with reasonable accuracy the value of certain adjustments that may significantly impact the Company’s results, including realized and unrealized gains and losses on equity securities, re-measurement of cash-settled stock-based awards, contingent purchase payments associated with prior acquisitions, and income tax expense (benefit), which are dependent on future events that are out of the Company’s control or that may not be reasonably predicted.

Summary of First Quarter Results

	For the three months ended March 31,
(in millions, except per share data, unaudited)	2022	2021
Revenues	$1,564.2	$1,274.9
Net income	$51.6	$90.9

Adjusted EBITDA (1)	$434.6	$336.6
Rent expense associated with triple net operating leases (2)	60.1	110.4
Adjusted EBITDAR (1)	$494.7	$447.0
Payments to our REIT Landlords under Triple Net Leases (3)	$229.3	$226.0

Diluted earnings per common share	$0.29	$0.55
(1)See the “Non-GAAP Financial Measures” section below for more information as well as the definitions of Adjusted EBITDA and Adjusted EBITDAR. Additionally, see below for reconciliations of these Non-GAAP financial measures to their GAAP equivalent financial measure.
(2)Consists of the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) ("GLPI") and the triple net master lease assumed in connection with our acquisition of Pinnacle Entertainment, Inc. (individually referred to as the Penn Master Lease and Pinnacle Master Lease, respectively, and are collectively referred to as our “Master Leases”), as well as our individual triple net leases with GLPI for the real estate assets used in the operation of Tropicana Las Vegas Hotel and Casino, Inc. and Hollywood Casino at Meadows Racetrack, and our individual triple net leases with VICI Properties Inc. (NYSE: VICI) ("VICI") for the real estate assets used in the operations of Margaritaville Casino Resort and Greektown Casino-Hotel (referred to collectively as our “triple net operating leases”).
On January 14, 2022, the Company and GLPI amended certain terms of Master Leases which was concluded to be a lease modification under Accounting Standards Codification Topic 842, “Leases.” As a result of lease modification events, only the land and building components associated with the operations of Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course are classified as operating leases which is recorded to rent expense, as compared to prior to the lease modification events, whereby the land components of substantially all of the Master Lease properties were classified as operating leases and recorded to rent expense. Subsequent to the lease modification events, the land components associated with the properties are primarily classified as finance leases.
(3)Consists of payments made to GLPI and VICI (referred to collectively as our “REIT Landlords”) under the Master Leases, the Perryville Lease (effective July 1, 2021), the Meadows Lease, the Margaritaville Lease, the Greektown Lease and the Morgantown Lease. Although we collectively refer to the Master Leases, the Perryville Lease, the Meadows Lease, the Margaritaville Lease, the Greektown Lease, the Morgantown Lease and the Tropicana Lease as our “Triple Net Leases,” the rent under the Tropicana Lease is nominal.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Segment Information
The Company aggregates its properties into five reportable segments: Northeast, South, West, Midwest, and Interactive.

	For the three months ended March 31,
(in millions, unaudited)	2022	2021
Revenues:
Northeast segment (1)	$658.5	$570.9
South segment (2)	341.4	295.9
West segment (3)	140.9	96.6
Midwest segment (4)	282.9	234.7
Interactive (5)	141.5	86.3
Other (6)	7.3	1.6
Intersegment eliminations (7)	(8.3)	(11.1)
Total revenues	$1,564.2	$1,274.9

Adjusted EBITDAR:
Northeast segment (1)	$205.2	$193.2
South segment (2)	146.5	133.9
West segment (3)	51.2	35.2
Midwest segment (4)	125.5	106.0
Interactive (5)	(10.0)	1.3
Other (6)	(23.7)	(22.6)
Total Adjusted EBITDAR (8)	$494.7	$447.0
(1)The Northeast segment consists of the following properties: Ameristar East Chicago, Greektown Casino-Hotel, Hollywood Casino Bangor, Hollywood Casino at Charles Town Races, Hollywood Casino Columbus, Hollywood Casino Lawrenceburg, Hollywood Casino Morgantown (opened December 22, 2021), Hollywood Casino at Penn National Race Course, Hollywood Casino Perryville (acquired July 1, 2021), Hollywood Casino Toledo, Hollywood Casino York (opened August 12, 2021), Hollywood Gaming at Dayton Raceway, Hollywood Gaming at Mahoning Valley Race Course, Marquee by Penn, Hollywood Casino at Meadows Racetrack, and Plainridge Park Casino.
(2)The South segment consists of the following properties: 1st Jackpot Casino, Ameristar Vicksburg, Boomtown Biloxi, Boomtown Bossier City, Boomtown New Orleans, Hollywood Casino Gulf Coast, Hollywood Casino Tunica, L’Auberge Baton Rouge, L’Auberge Lake Charles, and Margaritaville Resort Casino.
(3)The West segment consists of the following properties: Ameristar Black Hawk, Cactus Petes and Horseshu, M Resort, Tropicana Las Vegas Hotel and Casino, and Zia Park Casino.
(4)The Midwest segment consists of the following properties: Ameristar Council Bluffs; Argosy Casino Alton; Argosy Casino Riverside; Hollywood Casino Aurora; Hollywood Casino Joliet; our 50% investment in Kansas Entertainment, which owns Hollywood Casino at Kansas Speedway; Hollywood Casino St. Louis; Prairie State Gaming; and River City Casino.
(5)The Interactive segment includes Penn Interactive, which operates social gaming, our internally-branded retail sportsbooks, iGaming and our Barstool Sportsbook mobile app, as well as the operating results of theScore, which was acquired on October 19, 2021. Interactive revenues are inclusive of a tax gross-up of $50.3 million and $39.4 million for the three months ended March 31, 2022 and 2021, respectively. In addition, Adjusted EBITDAR of the Interactive segment includes our proportionate share of the net income or loss of Barstool Sports, Inc. after adding back our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense).
(6)The Other category consists of the Company’s stand-alone racing operations, namely Sanford-Orlando Kennel Club, Sam Houston and Valley Race Parks (the remaining 50% was acquired by Penn on August 1, 2021), the Company’s JV interests in Freehold Raceway and our management contract for Retama Park Racetrack. Expenses incurred for corporate and shared services activities that are directly attributable to a property or are otherwise incurred to support a property are allocated to each property. The Other category also includes corporate overhead costs, which consist of certain expenses, such as: payroll, professional fees, travel expenses and other general and administrative expenses that do not directly relate to or have not otherwise been allocated to a property.
(7)Primarily represents the elimination of intersegment revenues associated with our internally-branded retail sportsbooks, which are operated by Penn Interactive.
(8)As noted within the “Non-GAAP Financial Measures” section below, Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric or for reconciliation purposes.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Reconciliation of Comparable GAAP Financial Measure to Adjusted EBITDA,
Adjusted EBITDAR, and Adjusted EBITDAR Margin

	For the three months ended March 31,
(in millions, unaudited)	2022	2021
Net income	$51.6	$90.9
Income tax expense	47.6	20.6
Income from unconsolidated affiliates	(8.7)	(9.6)
Interest expense, net	160.8	135.7
Other (income) expenses	40.7	(21.1)
Operating income	292.0	216.5
Stock-based compensation	17.0	4.2
Cash-settled stock-based awards variance	(2.9)	21.5
Gain on disposal of assets	(0.1)	(0.1)
Contingent purchase price	(0.1)	0.1
Pre-opening expenses (1)	1.5	1.6
Depreciation and amortization	118.2	81.3
Insurance recoveries, net of deductible charges	(8.8)	—
Income from unconsolidated affiliates	8.7	9.6
Non-operating items of equity method investments (2)	1.8	1.6
Other expenses (1) (3)	7.3	0.3
Adjusted EBITDA	434.6	336.6
Rent expense associated with triple net operating leases	60.1	110.4
Adjusted EBITDAR	$494.7	$447.0
Net income margin	3.3%	7.1%
Adjusted EBITDAR margin	31.6%	35.1%
(1)    During the first quarter of 2021, acquisition costs were included within pre-opening and acquisition costs. Beginning with the quarter ended June 30, 2021, acquisition costs are presented as part of other expenses.
(2)    Consists principally of interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense associated with Barstool Sports, Inc. and our Kansas Entertainment, LLC joint venture. We record our portion of Barstool Sports, Inc.'s net income or loss, including adjustments to arrive at Adjusted EBITDAR, one quarter in arrears.
(3)    Consists of non-recurring acquisition and transaction costs and finance transformation costs associated with the implementation of our new Enterprise Resource Management system.

PENN NATIONAL GAMING, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the three months ended March 31,
(in millions, except per share data, unaudited)	2022	2021
Revenues
Gaming	$1,291.2	$1,082.0
Food, beverage, hotel and other	273.0	192.9
Total revenues	1,564.2	1,274.9
Operating expenses
Gaming	686.6	527.8
Food, beverage, hotel and other	171.9	123.1
General and administrative	295.5	326.2
Depreciation and amortization	118.2	81.3
Total operating expenses	1,272.2	1,058.4
Operating income	292.0	216.5
Other income (expenses)
Interest expense, net	(160.8)	(135.7)
Income from unconsolidated affiliates	8.7	9.6
Other	(40.7)	21.1
Total other expenses	(192.8)	(105.0)
Income before income taxes	99.2	111.5
Income tax expense	(47.6)	(20.6)
Net income	51.6	90.9
Less: Net loss attributable to non-controlling interest	0.1	0.1
Net income attributable to Penn National Gaming	$51.7	$91.0

Earnings per share:
Basic earnings per share	$0.31	$0.58
Diluted earnings per share	$0.29	$0.55

Weighted-average common shares outstanding—basic	168.2	155.7
Weighted-average common shares outstanding—diluted	184.2	172.8

Selected Financial Information
Balance Sheet Data

(in millions, unaudited)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$1,805.5	$1,863.9

Bank debt	$1,543.2	$1,563.7
Notes (1)	1,130.5	1,130.5
Other long-term obligations (2)	55.3	55.9
Total traditional debt	2,729.0	2,750.1
Financing obligation (3)	96.6	90.4
Less: Debt discounts and debt issuance costs (4)	(31.8)	(103.7)
	$2,793.8	$2,736.8

Traditional net debt (5)	$923.5	$886.2
(1)Inclusive of our 5.625% Notes due 2027, 4.125% Notes due 2029 and our 2.75% Convertible Notes due 2026.
(2)Other long-term obligations as of March 31, 2022 primarily includes $44.5 million related to relocation fees due for both Hollywood Gaming at Dayton Raceway and Hollywood Gaming at Mahoning Valley Race Course, and $10.8 million related to our repayment obligation on a hotel and event center located near Hollywood Casino Lawrenceburg.
(3)Represents cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent and classified as a financing obligation under Accounting Standards Codification Topic 470, “Debt.”
(4)On January 1, 2022, the Company adopted ASU 2020-06, which resulted in a net $71.7 million reclassification of the equity component originally recognized as a debt discount under the previously bifurcated cash conversion feature of the 2.75% convertible senior notes due May 2026. Under ASU 2020-06, bifurcation for a cash conversion feature is no longer permitted.
(5)Traditional net debt in the table above is calculated as “Total traditional debt,” which is the principal amount of debt outstanding (excludes the financing obligation associated with cash proceeds received and non-cash interest on certain claims of which the principal repayment is contingent) less “Cash and cash equivalents.”
Cash Flow Data
The table below summarizes certain cash expenditures incurred by the Company.

	For the three months ended March 31,
(in millions, unaudited)	2022	2021
Cash payments to our REIT Landlords under Triple Net Leases	$229.3	$226.0
Cash payments (refunds) related to income taxes, net	$1.0	$(8.8)
Cash paid for interest on traditional debt	$30.8	$25.8
Capital expenditures	$65.6	$25.7

Non-GAAP Financial Measures
The Non-GAAP Financial Measures used in this press release include Adjusted EBITDA, Adjusted EBITDAR, and Adjusted EBITDAR margin. These non-GAAP financial measures should not be considered a substitute for, nor superior to, financial results and measures determined or calculated in accordance with GAAP.

We define Adjusted EBITDA as earnings before interest expense, net; income taxes; depreciation and amortization; stock-based compensation; debt extinguishment and financing charges; impairment losses; insurance recoveries, net of deductible charges; changes in the estimated fair value of our contingent purchase price obligations; gain or loss on disposal of assets; the difference between budget and actual expense for cash-settled stock-based awards; pre-opening expenses; and other. Adjusted EBITDA is inclusive of income or loss from unconsolidated affiliates, with our share of non-operating items (such as interest expense, net; income taxes; depreciation and amortization; and stock-based compensation expense) added back for Barstool Sports, Inc. (“Barstool Sports”) and our Kansas Entertainment, LLC joint venture. Adjusted EBITDA is inclusive of rent expense associated with our triple net operating leases (the operating lease components contained within our triple net master lease dated November 1, 2013 with Gaming and Leisure Properties, Inc. (Nasdaq: GLPI) (“GLPI”) and the triple net master lease assumed in connection with our acquisition of Pinnacle Entertainment, Inc., our individual triple net leases with GLPI for the real estate assets used in the Operation of Tropicana Las Vegas Hotel and Casino, Inc. and Hollywood Casino at Meadows Racetrack, and our individual triple net leases with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the real estate assets used in the operations of Margaritaville Casino Resort and Greektown Casino-Hotel). Although Adjusted EBITDA includes rent expense associated with our triple net operating leases, we believe Adjusted EBITDA is useful as a supplemental measure in evaluating the performance of our consolidated results of operations.

Adjusted EBITDA has economic substance because it is used by management as a performance measure to analyze the performance of our business, and is especially relevant in evaluating large, long-lived casino-hotel projects because it provides a perspective on the current effects of operating decisions separated from the substantial non-operational depreciation charges and financing costs of such projects. We present Adjusted EBITDA because it is used by some investors and creditors as an indicator of the strength and performance of ongoing business operations, including our ability to service debt, and to fund capital expenditures, acquisitions and operations. These calculations are commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare operating performance and value companies within our industry. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their Adjusted EBITDA calculations of certain corporate expenses that do not relate to the management of specific casino properties. However, Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. Adjusted EBITDA information is presented as a supplemental disclosure, as management believes that it is a commonly used measure of performance in the gaming industry and that it is considered by many to be a key indicator of the Company’s operating results.

We define Adjusted EBITDAR as Adjusted EBITDA (as defined above) plus rent expense associated with triple net operating leases (which is a normal, recurring cash operating expense necessary to operate our business). Adjusted EBITDAR is presented on a consolidated basis outside the financial statements solely as a valuation metric. Management believes that Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is traditionally used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) Adjusted EBITDAR is one of the metrics used by other financial analysts in valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate; and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate. However, Adjusted EBITDAR when presented on a consolidated basis is not a financial measure in accordance with GAAP, and should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net income because it excludes the rent expense associated with our triple net operating leases and is provided for the limited purposes referenced herein. Adjusted EBITDAR margin is defined as Adjusted EBITDAR on a consolidated basis (as defined above) divided by revenues on a consolidated basis. Adjusted EBITDAR margin is presented on a consolidated basis outside the financial statements solely as a valuation metric.

Each of these non-GAAP financial measures is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure of comparing performance among different companies. See the table above, which presents reconciliations of these measures to the GAAP equivalent financial measures.

Management Presentation, Conference Call, Webcast and Replay Details
Penn is hosting a conference call and simultaneous webcast at 9:00 am ET today, both of which are open to the general public. During the call, management will review an earnings presentation that can be accessed at https://pennnationalgaming.gcs-web.com/events-and-presentations/presentations.

The conference call number is 212-231-2939; please call five minutes in advance to ensure that you are connected prior to the presentation. Interested parties may also access the live call at www.pngaming.com; allow 15 minutes to register and download and install any necessary software. Questions and answers will be reserved for call-in analysts and investors. A replay of the call can be accessed for thirty days at www.pngaming.com.

This press release, which includes financial information to be discussed by management during the conference call and disclosure and reconciliation of non-GAAP financial measures, is available on the Company’s web site, www.pngaming.com, in the “Investors” section (select link for “Press Releases”).

About Penn National Gaming
Penn National Gaming, Inc. (Nasdaq: PENN) is North America’s leading provider of integrated entertainment, sports content and casino gaming experiences. A member of the S&P 500®, Penn operates 44 properties in 20 states, online sports betting in 13 jurisdictions and iCasino in five under a portfolio of well-recognized brands including Hollywood Casino®, L’Auberge®, Barstool Sportsbook® and theScore Bet®. Penn’s highly differentiated strategy, which is focused on organic cross-sell opportunities, is reinforced by its investments in owned technology, including a state-of-the-art media and betting platform and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading mychoice customer loyalty program, which offers its over 25 million members a unique set of rewards and experiences across business channels. Penn is deeply committed to fostering a culture that welcomes a diverse set of customers and dedicated team members. The Company has been consistently ranked in the top two as “Employer of First Choice” over the last nine years in the Bristol Associates-Spectrum Gaming’s Executive Satisfaction Survey. In addition, as a long-standing good corporate citizen, Penn is also committed to being a trusted and valued member of its communities and a responsible steward of our finite natural resources.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified using forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: the Company's expectations of, and guidance regarding, future results of operations and financial condition, including with respect to its 2022 net revenues and Adjusted EBITDAR guidance ranges; the assumptions provided regarding the guidance, including the scale and timing of the Company’s product and technology investments; the Company’s anticipated share repurchases; the Company's expectations with regard to results, and the impact of competition, in online sports betting, iGaming and retail/mobile sportsbooks, including the expected results of theScore Bet in Ontario; the Company's launch of its Interactive segment's products in new jurisdictions and enhancements to existing Interactive segment products, including the transition to theScore's proprietary risk and trading platform in Ontario, the integration of the Barstool Sportsbook into theScore mobile app in the U.S., and the migration of the Barstool Sportsbook to theScore's player account management trading platforms; the Company's expectations with regard to its future investments in Barstool Sports and the future success of its products; the Company's expectations with respect to the integration and synergies related to the Company's integration of theScore and Barstool Sports; The Company’s expectations with respect to the ongoing introduction and the potential benefits of the cashless, cardless and contactless (the “3C’s”) technology; the Company's development projects; and the timing, cost and expected impact of planned capital expenditures on the Company's results of operations.

Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business. Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include: the effects of economic conditions and market conditions in the markets in which the Company operates; competition with other entertainment, sports content, and casino gaming experiences; the timing, cost and expected impact of product and technology investments; risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions; and additional risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. The Company does not intend to update publicly any forward-looking statements except as required by law. Considering these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.